EXECUTION

Appendix A

THIS APPENDIX A, amended and restated as of             , 2020, is the Appendix A to that certain Custody Agreement between GAMCO INVESTORS, INC. and THE BANK OF NEW YORK MELLON dated June 10, 2008, as amended.

Gabelli & Company, Inc.

Gabelli Securities, Inc.

Gabelli Trading Holdings, LLC

GAMCO Asset Management Inc.

Gabelli Arbitrage Holdings LLC

Associated Capital Group Inc.

Gabelli & Partners Italia SRL

Gabelli Value for Italy SpA

Gabelli Principal Strategies Group LLC

Gabelli Innovation Trust

Gabelli Media Mogul Fund

Gabelli Pet Parents’ Fund

Gabelli Food of All Nations Fund

Gabelli RBI Fund

Gabelli ETFs Trust

Gabelli Growth Innovators ETF

Gabelli Financial Services ETF

Gabelli Global Small Cap ETF

Gabelli Small & Mid Cap ETF

Gabelli Micro Cap ETF

Gabelli Love Our Planet & People ETF

Gabelli Asset ETF

Gabelli Equity Income ETF

Gabelli Green Energy ETF

[Signature page follows.]

EXECUTION

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Appendix A to be executed by their duly authorized officers designated below effective as of the date and year first above written.

GAMCO INVESTORS, INC.,

For and on behalf of each Account identified on Appendix A attached to the Agreement and in its individual capacity

By:
Name:

Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title: